UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2004

BAD TOYS HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Commission file number 00-50059

Nevada	94-3371514
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

2344 Woodridge Avenue Kingsport, Tennessee	37664
(Address of principal executive offices)	(Zip code)

(423) 247-9560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2004, the Registrant entered into a letter of intent (the “Letter of Intent”) with Glenn Crawford, Joseph Cerone and Joseph Donavan (collectively, the “Shareholders”) to purchase one hundred percent (100%) of the issued and outstanding shares of the common stock of Southland Health Services, Inc., a Delaware corporation (“Southland”) (the “Shares”). In consideration for the Shares, the Letter of Intent provides that the Registrant will deliver to the Shareholders (i) One Million Five Hundred Thousand and No/Dollars ($1,500,000) in the form of a cashier’s check (or otherwise immediately available funds) within thirty days (30) days of closing; (ii) an Interest Bearing Installment Promissory Note in the principal amount of Four Million One Hundred Forty Thousand and No/Dollars ($4,140,000), bearing an annual interest rate equal to one point over the prime rate (determined as of the end of each calendar quarter) charged from time to time by Bank of America to commercial borrowers, within thirty days (30) days of closing; (iii) Three Million (3,000,000) shares of the Registrant’s restricted common stock; and (iv) Two Million Five Hundred Thousand (2,500,000) stock warrants to purchase the Registrant’s restricted common stock at $.50 per share. The Registrant’s obligation to consummate the transaction contemplated by the Letter of Intent is subject to the Shareholders’ satisfaction of certain liabilities of Southland as well as the Registrant’s ability to obtain financing on terms and conditions satisfactory to it for all of the financing it needs in order to consummate the transaction, including payment of the purchase price for the Shares.

The Letter of Intent also provides that the Registrant will cause its Board of Directors to expand from three (3) to five (5) seats, and that the Registrant’s shareholders will nominate Mr. Glenn Crawford to serve on the Registrant’s Board of Directors.

The Letter of Intent provides that the parties shall proceed in good-faith to negotiate, execute and deliver a definitive stock purchase agreement and any related documents and instruments which together will set forth all of the terms and conditions of the transaction. This stock purchase agreement shall contain mutually satisfactory terms, representations, conditions, warranties, covenants, indemnities and other provisions as are appropriate and consistent with the provisions described in the Letter of Intent.

If a definitive stock purchase agreement has not been executed by the parties by 5:00 p.m. Eastern Standard Time on December 15, 2004, the Letter of Intent shall automatically terminate and be of no further force or effect, unless otherwise agreed to in writing by the parties. Notwithstanding the foregoing, the parties anticipate closing the transaction on or before December 31, 2004.

The foregoing description of the Letter of Intent is qualified in its entirety by the full text of the Letter of Intent, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

*10.1 Letter of Intent by and between Bad Toys Holdings, Inc., Glenn Crawford, Joseph Cerone, and Joseph Donavan dated December 2, 2004.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bad Toys Holdings, Inc.
(Registrant)

Date: December 7, 2004	By:	/s/ Larry N. Lunan
Chief Executive Officer